Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2013 RESULTS

— Reaffirms adjusted* sales and adjusted* earnings ranges for 2013 —

LAKE FOREST, Ill., Nov. 6, 2013 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the third quarter ended Sept. 30, 2013. Net sales for the quarter were $1.0 billion and adjusted* diluted earnings per share were $0.51. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, diluted earnings per share were $0.01.

“The third quarter was one of continued progress in several areas,” said F. Michael Ball, chief executive officer. “We were especially pleased to receive European approval in the quarter of our biosimilar infliximab, Inflectra™ - the first monoclonal antibody biosimilar to be approved in Europe. We are also seeing continued demand for the new premix versions of our branded sedation agent, Precedex™. At the same time, we have made meaningful advances in both our supply recovery efforts and quality-improvement initiatives. We believe our progress across these fronts is positioning Hospira for a stronger, more competitive future, which we believe will provide sustainable, long-term growth and value to our shareholders.”

Third-Quarter 2013 Results
The following table highlights selected financial results for the third quarter of 2013 compared to the same period in 2012:

In $ millions, except per share amounts	GAAP Three Months Ended September 30,		%	Adjusted* Three Months Ended September 30,		%
	2013	2012	Change	2013	2012	Change
Net Sales	$1,008.2	$994.0	1.4%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$290.2	$214.3	35.4%	$371.4	$334.0	11.2%
Income (Loss) from Operations	$29.8	$(16.5)	280.6%	$122.0	$112.6	8.3%
Diluted Earnings per Share	$0.01	$0.01	—%	$0.51	$0.47	8.5%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	28.8%	21.6%		36.8%	33.6%
Income (Loss) from Operations	3.0%	(1.7)%		12.1%	11.3%

Results under GAAP include items as detailed in the schedules attached to this press release.

Net sales were $1.0 billion in the third quarter of 2013, an increase of 1.4 percent compared to the third quarter of 2012. Continued strong global sales of Precedex and other Specialty Injectable Pharmaceuticals (SIP) products in the United States more than offset the impact of pricing erosion of certain newer U.S. SIP products and lower device sales. The lower device sales primarily resulted from the impact of the ship-hold of most of the company’s infusion devices previously put in place due to prior actions of various regulatory authorities.

Adjusted* income from operations increased 8.3 percent to $122 million in the third quarter of 2013, compared to $113 million in the third quarter of 2012. The increase mainly reflects favorable product mix compared to the third quarter of 2012 and supply recovery in the United States, which more than offset a year-over-year increase in Selling, General and Administration expense. On a GAAP basis, income from operations was $30 million compared to a loss from operations of $17 million in the third quarter of 2012. Although GAAP income from operations in the third quarter of 2013 was negatively affected by charges related to the company’s device strategy initiative, the quality- and product-related charges were lower in the third quarter of 2013 than in the same period last year.

The effective tax rate on an adjusted basis* in the quarter was 17.5 percent compared to 19.0 percent in the third quarter of 2012. The decrease is primarily due to a 2013 tax benefit related to the reinstatement of the U.S. federal Research & Development tax credit and other corporate provisions. On a GAAP basis, the third-quarter 2013 effective tax rate was a benefit of 97.5 percent compared to a benefit of 85.9 percent in the third quarter of 2012. The benefit during both periods primarily resulted from the impact of higher quality- and device-related charges incurred in higher tax-rate jurisdictions.

Cash Flow
Cash flow from operations for the first nine months of 2013 was $62 million compared to $404 million for the same period of 2012. The decrease is primarily due to increases in working capital, including inventory, as well as higher tax and interest payments.

Capital expenditures were $249 million for the first nine months of 2013, compared to $202 million for the same period in 2012. The increase reflects additional planned expenditures at several of the company’s manufacturing facilities related to modernization initiatives, as well as Information Technology projects.

2013 Projections
Hospira continues to project the year-over-year change to 2013 adjusted* net sales to be negative 1 percent to positive 1 percent, on a constant-currency basis. Adjusted* net sales exclude the first-quarter 2013 impact of customer sales allowances associated with the company’s new device strategy announced in May 2013. On a GAAP basis, the year-over-year change to net sales is expected to range between negative 5 percent and negative 3 percent. Foreign exchange is expected to detract from GAAP net sales by negative 1 percent.

The company continues to expect full-year 2013 adjusted* diluted earnings per share to range between $2.00 and $2.10, representing flat to 5 percent growth.

The reconciliation between the projected 2013 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.00 - $2.10

Estimated charges related to the company's device strategy (mid-point of an estimated range of $1.04 to $1.08 per diluted share)	$(1.06)

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.30 to $0.32 per diluted share)	$(0.31)

Impairment of certain assets	$(0.06)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.45 to $0.51 per diluted share)	$(0.48)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.09 to $0.11 per diluted share)	$(0.10)

Estimated acquisition and integration-related charges associated with the pending acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.01 to $0.03 per diluted share)	$(0.02)

Other restructuring charges	$(0.03)

Early debt extinguishment charges	$(0.14)

Diluted share impact	$0.02

Diluted loss per share — GAAP	$(0.18) - $(0.08)

The adjusting items are shown net of tax in aggregate of $158 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company continues to expect cash flow from operations in 2013 to be between $200 million and $250 million. Depreciation and amortization guidance also remains unchanged at between $255 million and $275 million. The company continues to expect capital expenditures to range between $350 million and $400 million.

*Use of Non-GAAP Financial Measures
Adjusted* measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, Nov. 6, 2013. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 16,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, continuous improvement activities and device strategy, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, supply, quality and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended September 30,		% Change
	2013	2012
Net sales	$1,008.2	$994.0	1.4%

Cost of products sold	718.0	779.7	(7.9)%
Restructuring and impairment	9.8	9.4	4.3%
Research and development	69.9	66.2	5.6%
Selling, general and administrative	180.7	155.2	16.4%
Total operating costs and expenses	978.4	1,010.5	(3.2)%
Income (Loss) From Operations	29.8	(16.5)	280.6%

Interest expense	23.3	21.1	10.4%
Other expense, net	39.0	2.8	nm
Loss Before Income Taxes	(32.5)	(40.4)	(19.6)%

Income tax benefit	(31.7)	(34.7)	(8.6)%
Equity income from affiliates, net	(2.7)	(6.9)	(60.9)%
Net Income	$1.9	$1.2	58.3%

Earnings Per Common Share:
Basic	$0.01	$0.01	—%
Diluted	$0.01	$0.01	—%

Weighted Average Common Shares Outstanding:
Basic	165.7	165.1	0.4%
Diluted	167.0	165.9	0.7%

Adjusted Gross Profit (1)(2)	$371.4	$334.0	11.2%
Adjusted Income From Operations (1)	$122.0	$112.6	8.3%
Adjusted Net Income (1)	$84.5	$78.4	7.8%
Adjusted Diluted Earnings Per Share (1)	$0.51	$0.47	8.5%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2013	2012	2013	2012
Gross Profit (2)	28.8%	21.6%	36.8%	33.6%
Income (Loss) From Operations	3.0%	(1.7)%	12.1%	11.3%
Net Income	0.2%	0.1%	8.4%	7.9%
Income Tax Rate	97.5%	85.9%	17.5%	19.0%
______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm	Percentage change is not meaningful.

Hospira, Inc.
Condensed Consolidated Statements of (Loss) Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Nine Months Ended September 30,		% Change
	2013	2012
Net sales	$2,918.4	$2,993.2	(2.5)%

Cost of products sold	2,159.5	2,195.4	(1.6)%
Restructuring and impairment	21.4	41.6	(48.6)%
Research and development	218.1	218.9	(0.4)%
Selling, general and administrative	556.0	509.3	9.2%
Total operating costs and expenses	2,955.0	2,965.2	(0.3)%
(Loss) Income From Operations	(36.6)	28.0	(230.7)%

Interest expense	62.8	64.3	(2.3)%
Other expense, net	51.3	12.8	300.8%
Loss Before Income Taxes	(150.7)	(49.1)	(206.9)%

Income tax benefit	(96.2)	(61.0)	57.7%
Equity income from affiliates, net	(12.7)	(27.0)	(53.0)%
Net (Loss) Income	$(41.8)	$38.9	(207.5)%

(Loss) Earnings Per Common Share:
Basic	$(0.25)	$0.24	(204.2)%
Diluted	$(0.25)	$0.23	(208.7)%

Weighted Average Common Shares Outstanding:
Basic	165.5	165.0	0.3%
Diluted	165.5	166.0	(0.3)%

Adjusted Net Sales (1)(2)	$3,022.7	$2,993.2	1.0%
Adjusted Gross Profit (1)(3)	$1,119.8	$1,062.3	5.4%
Adjusted Income From Operations (1)	$349.6	$334.1	4.6%
Adjusted Net Income (1)	$262.7	$242.0	8.6%
Adjusted Diluted Earnings Per Share (1)	$1.58	$1.46	8.2%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2013	2012	2013	2012
Gross Profit (3)	26.0%	26.7%	37.0%	35.5%
(Loss) Income From Operations	(1.3)%	0.9%	11.6%	11.2%
Net (Loss) Income	(1.4)%	1.3%	8.7%	8.1%
Income Tax Rate	63.8%	124.2%	12.7%	19.0%

______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	There were no adjustments included in GAAP Net sales for the nine months ended September 30, 2012.
(3)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnotes.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three months ended September 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP Financial Measures	$290.2	$29.8	$1.9	$0.01
Specified Items:
Device strategy charges (A)	15.7	18.9	13.8	0.08
Amortization of certain intangible assets (B)	16.4	16.4	11.5	0.07
Impairment of certain assets (C)	—	3.5	(0.4)	—
Certain quality and product related charges (D)	42.5	42.5	27.7	0.17
Capacity expansion related charges (E)	6.6	6.6	4.3	0.03
Acquisition and integration related charges (F)	—	1.2	0.7	—
Other restructuring charges (G)	—	3.1	2.2	0.01
Early debt extinguishment charges (H)	—	—	22.8	0.14
Adjusted financial measures (3)	$371.4	$122.0	$84.5	$0.51
__________________________________________________________________________

GAAP results for the three months ended September 30, 2013 include:
(A)
Device strategy charges: $15.7 million in Cost of products sold and $3.2 million reported in Restructuring and impairment. These charges include consulting, customer accomodations, other asset impairments, accelerated depreciation, and other costs associated with Hospira's device strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(C)
Impairment of certain assets: $3.5 million reported in Restructuring and impairment and $3.1 million reported in Other expense, net. These charges relate to impairments of certain intangible assets and investments, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)	Acquisition and integration related charges reported in Selling, general, and administrative include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.
(G)	Other restructuring charges: $3.1 million reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.
(H)
Early debt extinguishment charges: $33.4 million reported in Other expenses, net and $3.0 million reported in Interest expense. These charges include a make whole provision, write-off of debt issue costs, discounts and deferred gain on interest rate hedges, and interest expense associated with an overlap of outstanding debt.

Three months ended September 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	(Loss) Income From Operations	Net Income (2)	Diluted EPS
GAAP Financial Measures	$214.3	$(16.5)	$1.2	$0.01
Specified Items:
Amortization of certain intangible assets (A)	18.3	18.3	12.4	0.07
Impairment of certain assets (B)	—	11.3	8.2	0.05
Certain quality and product related charges (C)	97.3	97.3	60.9	0.37
Capacity expansion related charges (D)	4.1	4.1	2.4	0.01
Other restructuring charges (E)	—	(1.9)	(6.7)	(0.04)
Adjusted financial measures (3)	$334.0	$112.6	$78.4	$0.47

__________________________________________________________________________

GAAP results for the three months ended September 30, 2012 include:
(A)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharmaceuticals, Inc ("Javelin Pharma") and a generic injectable business by Hospira India.

	(B)	Impairment of certain assets: $11.3 million reported in Restructuring and impairment related to impairments of certain intangible assets.
(C)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira’s response to the FDA warning letters and charges related to certain device related remediation activities.

	(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
	(E)	Other Restructuring Charges: $(1.9) million reported in Restructuring and impairment for a gain on disposition of a non-strategic product line.
(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $49.0 million and $51.6 million for the three months ended September 30, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on November 6, 2013.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Nine months ended September 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Net Sales	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP Financial Measures	$2,918.4	$758.9	$(36.6)	$(41.8)	$(0.25)
Specified Items:
Device strategy charges (A)	104.3	207.1	217.4	159.8	0.97
Amortization of certain intangible assets (B)	—	52.3	52.3	36.5	0.22
Impairment of certain assets (C)	—	—	3.5	10.8	0.06
Certain quality and product related charges (D)	—	87.2	87.2	57.6	0.35
Capacity expansion related charges (E)	—	14.3	14.3	9.3	0.06
Acquisition and integration related charges (F)	—	—	3.9	2.4	0.01
Other restructuring charges (G)	—	—	7.6	5.3	0.03
Early debt extinguishment charges (H)	—	—	—	22.8	0.14
Diluted share impact					(0.01)
Adjusted financial measures (3)	$3,022.7	$1,119.8	$349.6	$262.7	$1.58
__________________________________________________________________________

GAAP results for the nine months ended September 30, 2013 include:
(A)
Device strategy charges: $104.3 million reported in Net sales, $102.8 million in Cost of products sold and $10.3 million in Restructuring and impairment. These charges include customer sales allowances, consulting, customer accommodations, contract termination, collection and destruction costs, inventory charges, other asset impairments, accelerated depreciation, and other costs associated with Hospira's device strategy.

(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
(C)
Impairment of certain assets: $3.5 million reported in Restructuring and impairment and $14.5 million reported in Other expense, net. These charges relate to impairment of certain intangible assets and investments, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)	Acquisition and integration related charges reported in Selling, general, and administrative include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.
(G)	Other restructuring charges: $7.6 million reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.
(H)
Early debt extinguishment charges: $33.4 million reported in Other expenses, net and $3.0 million reported in Interest expense. These charges include a make whole provision, write-off of debt issue costs, discounts and deferred gain on interest rate hedges, and interest expense associated with an overlap of outstanding debt.

Nine months ended September 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP Financial Measures	$797.8	$28.0	$38.9	$0.23
Specified Items:
Facilities optimization charges(A)	—	17.4	10.7	0.06
Amortization of certain intangible assets (B)	54.8	54.8	37.8	0.23
Impairment of certain assets (C)	—	14.0	15.3	0.09
Certain quality and product related charges (D)	192.6	192.6	120.5	0.73
Capacity expansion related charges (E)	11.3	11.3	7.6	0.05
Other restructuring charges (F)	5.8	16.0	11.2	0.07
Adjusted financial measures (3)	$1,062.3	$334.1	$242.0	$1.46

__________________________________________________________________________

GAAP results for the nine months ended September 30, 2012 include:
(A)
Facilities optimization charges: $17.4 million reported in Restructuring and impairment. The equipment and facility impairment charges relate to Hospira’s plans to exit a specialty injectable drug finishing operation.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.
(C)
Impairment of certain assets: $14.0 million reported in Restructuring and impairment, and $8.4 million reported in Other expense, net. These charges relate to impairments of certain intangible assets and an investment, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira’s response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Other Restructuring Charges: $5.8 million reported in Cost of products sold and $10.2 million reported in Restructuring and impairment. These charges include inventory charges, equipment impairments, contract termination charges and gain on disposition associated with Hospira's exit of non-strategic product lines.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $132.6 million and $111.4 million for the nine months ended September 30, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted net sales, adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on November 6, 2013.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	September 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$631.8	$772.1
Trade receivables, less allowances of $14.4 in 2013 and $12.7 in 2012	630.1	646.9
Inventories, net	1,071.4	997.8
Deferred income taxes	188.8	214.4
Prepaid expenses	85.9	53.9
Other receivables	101.7	75.3
Total Current Assets	2,709.7	2,760.4
Property and equipment, net	1,487.0	1,445.1
Intangible assets, net	192.0	266.8
Goodwill	1,058.6	1,079.1
Deferred income taxes	399.7	296.8
Investments	35.8	71.8
Other assets	149.4	168.6
Total Assets	$6,032.2	$6,088.6
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$74.1	$28.9
Trade accounts payable	255.4	276.0
Salaries, wages and commissions	166.4	144.0
Other accrued liabilities	518.1	580.3
Total Current Liabilities	1,014.0	1,029.2
Long-term debt	1,747.4	1,706.8
Deferred income taxes	3.6	4.4
Post-retirement obligations and other long-term liabilities	356.0	306.5
Commitments and Contingencies
Total Shareholders' Equity	2,911.2	3,041.7
Total Liabilities and Shareholders' Equity	$6,032.2	$6,088.6

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Nine Months Ended September 30,
	2013	2012
Cash Flow From Operating Activities:
Net (loss) income	$(41.8)	$38.9
Adjustments to reconcile net (loss) income to net cash from operating activities-
Depreciation	128.9	122.2
Amortization of intangible assets	63.8	62.6
Loss on early debt extinguishment	33.4	—
Stock-based compensation expense	31.1	29.9
Undistributed equity income from affiliates	(12.7)	(27.0)
Distributions received from equity affiliates	30.1	—
Deferred income taxes	(119.7)	(47.0)
Impairments and other asset charges	73.1	58.3
Gains on disposition of assets	(0.9)	(5.9)
Changes in assets and liabilities-
Trade receivables	11.2	55.4
Inventories	(144.3)	9.5
Prepaid expenses and other assets	(48.7)	(39.9)
Trade accounts payable	(11.3)	31.1
Other liabilities	60.0	114.5
Other, net	9.3	1.8
Net Cash Provided by Operating Activities	61.5	404.4

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(248.5)	(201.8)
Other payments to acquire business	—	(15.0)
Purchases of intangibles and other investments	(12.2)	(9.6)
Proceeds from disposition of businesses and assets	1.4	9.6
Net Cash Used in Investing Activities	(259.3)	(216.8)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	691.8	—
Repayment of long-term debt	(650.0)	—
Payment on early debt extinguishment	(39.8)	—
Other borrowings, net	56.0	45.8
Excess tax benefit from stock-based compensation arrangements	1.1	2.1
Proceeds from stock options exercised	13.0	6.9
Net Cash Provided by Financing Activities	72.1	54.8

Effect of exchange rate changes on cash and cash equivalents	(14.6)	1.3

Net change in cash and cash equivalents	(140.3)	243.7
Cash and cash equivalents at beginning of period	772.1	597.5
Cash and cash equivalents at end of period	$631.8	$841.2

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$93.7	$65.8
Income taxes, net of refunds	$55.7	$0.5
Accrued capital expenditures	$12.2	$8.0

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended September 30,
	2013	2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$539.8	$502.0	7.5%	8.1%
Medication Management	175.2	197.6	(11.3)%	(10.5)%
Other Pharma	89.2	89.5	(0.3)%	0.4%
Total Americas	804.2	789.1	1.9%	2.6%

Europe, Middle East & Africa ("EMEA")—
Specialty Injectable Pharmaceuticals	80.4	76.6	5.0%	0.4%
Medication Management	23.9	27.1	(11.8)%	(16.2)%
Other Pharma	19.2	19.2	—%	0.5%
Total EMEA	123.5	122.9	0.5%	(3.2)%

Asia Pacific ("APAC")—
Specialty Injectable Pharmaceuticals	64.8	64.6	0.3%	9.6%
Medication Management	10.7	11.9	(10.1)%	(4.2)%
Other Pharma	5.0	5.5	(9.1)%	(9.1)%
Total APAC	80.5	82.0	(1.8)%	6.5%

Net Sales	$1,008.2	$994.0	1.4%	2.2%

Global—
Specialty Injectable Pharmaceuticals	$685.0	$643.2	6.5%	7.4%
Medication Management	209.8	236.6	(11.3)%	(10.8)%
Other Pharma	113.4	114.2	(0.7)%	—%
Net Sales	$1,008.2	$994.0	1.4%	2.2%

(1)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Nine Months Ended September 30,
				Reported		Adjusted(1)(3)
	GAAP Net Sales 2013	Adjusted Net Sales 2013(1)(3)	GAAP Net Sales 2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)
Americas—
Specialty Injectable Pharmaceuticals	$1,590.4	$1,590.4	$1,451.4	9.6%	9.9%	9.6%	9.9%
Medication Management	450.4	538.8	624.2	(27.8)%	(27.4)%	(13.7)%	(13.2)%
Other Pharma	278.1	278.1	294.1	(5.4)%	(5.2)%	(5.4)%	(5.2)%
Total Americas	2,318.9	2,407.3	2,369.7	(2.1)%	(1.8)%	1.6%	2.0%

EMEA—
Specialty Injectable Pharmaceuticals	244.7	244.7	235.1	4.1%	1.7%	4.1%	1.7%
Medication Management	69.2	82.4	88.1	(21.5)%	(23.5)%	(6.5)%	(8.5)%
Other Pharma	56.0	56.0	62.9	(11.0)%	(10.2)%	(11.0)%	(10.2)%
Total EMEA	369.9	383.1	386.1	(4.2)%	(6.0)%	(0.8)%	(2.6)%

APAC—
Specialty Injectable Pharmaceuticals	191.6	191.6	187.3	2.3%	7.3%	2.3%	7.3%
Medication Management	28.5	31.2	35.6	(19.9)%	(17.7)%	(12.4)%	(10.1)%
Other Pharma	9.5	9.5	14.5	(34.5)%	(34.5)%	(34.5)%	(34.5)%
Total APAC	229.6	232.3	237.4	(3.3)%	1.0%	(2.1)%	2.1%

Net Sales	$2,918.4	$3,022.7	$2,993.2	(2.5)%	(2.1)%	1.0%	1.4%

Global—
Specialty Injectable Pharmaceuticals	$2,026.7	$2,026.7	$1,873.8	8.2%	8.6%	8.2%	8.6%
Medication Management	548.1	652.4	747.9	(26.7)%	(26.4)%	(12.8)%	(12.5)%
Other Pharma	343.6	343.6	371.5	(7.5)%	(7.2)%	(7.5)%	(7.2)%
Net Sales	$2,918.4	$3,022.7	$2,993.2	(2.5)%	(2.1)%	1.0%	1.4%

(1)
Adjusted Net sales for the nine months ended September 30, 2013 excludes charges of $104.3 million related to the device strategy. The device strategy charges are reported in the respective Medication Management Net sales by product line as follows: Americas-$88.4 million, EMEA-$13.2 million and APAC-$2.7 million. There were no adjustments included in GAAP Net sales for the nine months ended September 30, 2012.

(2)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

(3)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.